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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-52032, 333-116102, and 333-127922 on Forms S-8 and Registration Statement No. 333-136014 on Form S-3 of our reports dated November 1, 2006, relating to the consolidated financial statements of The Greenbrier Companies, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 2006.


Deloitte & Touche, LLP

Portland, Oregon
November 1, 2006